Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. Section 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amended Quarterly Report of Seen on Screen TV Inc. (the "Company") on Form 10-Q/A-1 for the period ended January 31, 2015, as filed with the Securities and Exchange Commission on the date here of (the "report"), I, Antoine Jarjour, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated this 30th day of March, 2015.

ANTOINE JARJOUR
Antoine Jarjour
Chief Executive Officer and Chief Financial Officer